SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 18, 2003

GLOBAL EPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-21738	33-0423037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

339 SOUTH CHERYL LANE, CITY OF INDUSTRY, CALIFORNIA	91789
(Address of Principal Executive Offices)	(Zip Code)

(760) 741-3135 or (909) 869-1688

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	OTHER EVENTS

Keith Cannon and Mark McDermott resigned from the Board of Directors of Global ePoint, Inc. (the “Company”) in November, 2003, due to the time commitments they have to other businesses and personal matters.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 99.1	Press Release dated November 18, 2003, entitled “Global ePoint Reports Third Quarter 2003 Results; Anticipates Record Fourth Quarter Revenue”

ITEM 12.	RESULTS OF OPERATIONS

On November 18, 2003, the Company issued a press release announcing third quarter financial results and fourth quarter financial guidance (the “Release”). A copy of the Release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information in this Report being furnished pursuant to Item 12 of Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Safe Harbor Statement

All statements included or incorporated by reference in this report, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions. Our actual results could differ materially and adversely from those expressed in any forward-looking statement.

Important factors that may cause such a difference include, but are not limited to, the items discussed in the Risk Factors discussion in our Quarterly Report on Form 10-Q, filed on November 19, 2003. The Company disclaims any obligation to update information contained in any forward-looking statement.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

GLOBAL EPOINT, INC.

Date: November 20, 2003	By:	/s/ Toresa Lou

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.

99.1	Press Release dated November 18, 2003, entitled “Global ePoint Reports Third Quarter 2003 Results; Anticipates Record Fourth Quarter Revenue”	99.1-1